Exhibit 99.1

FORM OF
REVOCABLE PROXY

HeritageBanc, Inc.
Special Meeting of Shareholders

The undersigned hereby appoints Patrick J. Roe and John Ladowicz, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name of the undersigned, to vote all shares of common stock of HeritageBanc, Inc. (“HeritageBanc”) that the undersigned is entitled to vote at HeritageBanc’s special meeting of shareholders (the “Meeting”), to be held on                     , 2008, at                                     , Illinois, at              .m., local time, and any and all adjournments and postponements thereof, as follows:

1.                                       To approve the Agreement and Plan of Merger, dated November 5, 2007, among Old Second Bancorp, Inc., Old Second Acquisition, Inc. and HeritageBanc (the “Merger Agreement”), pursuant to which Old Second Acquisition, Inc. will merge with and into HeritageBanc.

☐ FOR                   ☐ AGAINST                        ☐ ABSTAIN

The Board of Directors recommends a vote “FOR” approval and adoption of the Merger Agreement and the transactions it contemplates.

2.                                       To approve any adjournment of the Meeting if necessary to solicit additional proxies in order to approve the Merger Agreement and the transactions it contemplates.

☐ FOR                   ☐ AGAINST                        ☐ ABSTAIN

3.                                       In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements of the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(continued and to be signed on the reverse side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of HeritageBanc at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of HeritageBanc at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from HeritageBanc, prior to the execution of this proxy, of Notice of the Special Meeting and a Proxy Statement/Prospectus.

Date: , 2008
PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER

PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL

THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE